SUBSIDIARIES OF THE REGISTRANT <F7>

                                                                 Exhibit No. 21

              Corporate Name                    Incorporated In        Ownership
              --------------                    ---------------        ---------

GBC Business Equipment Inc....................  Florida                100%
GBC International, Inc........................  Nevada                 100% <F1>
U.S. RingBinder Corp..........................  Massachusetts          100%
GBC Australia Pty. Ltd........................  Australia              100% <F2>
GBC/Fordigraph Pty. Ltd.......................  Australia              100% <F3>
GBC Canada, Inc...............................  Canada                 100% <F2>
GBC United Kingdom Limited....................  England                100% <F2>
GBC France S.A................................  France                 100% <F4>
GBC Deutschland GmbH..........................  Germany                100%
GBC Nederland B.V.............................  Holland                100% <F2>
General Binding Corporation Italia S.p.A......  Italy                  100% <F2>
GBC Japan K.K.................................  Japan                  100% <F2>
Grupo GBC S.A. de C.V. (Mexico)...............  Mexico                 100%
GBC Schweiz A.G...............................  Switzerland            100% <F2>
VeloBind, Incorporated........................  Delaware               100%
GBC Metals Corp...............................  Nevada                 100%
Sun Kwong Metal Manufacturer Co., LTD.........  China                  40%  <F5>
Champion Stationery Manufacturing Company,
  Limited.....................................  China                  36%  <F5>
PBB&R S.A. de C.V.............................  Mexico                 100%
Pro-Tech Engineering Co., Inc.................  Wisconsin              100%
Sickinger.....................................  Michigan               100%
USRB S.A......................................  Costa Rica             100% <F6>

<F1>Subsidiary of GBC Business Equipment Inc.
<F2>Subsidiary of GBC International, Inc.
<F3>Subsidiary of GBC Australia Pty. Ltd.
<F4>Subsidiary of GBC Schweiz A.G.
<F5>Subsidiary of GBC Metals Corp.
<F6>Subsidiary of U.S. RingBinder Corp.
<F7>Certain insignificant subsidiaries have been excluded from Exhibit No. 21 under Rule 1-02(v) of Regulation S-X. These excluded subsidiaries considered in the aggregate as a single subsidiary would not constitute a significant subsidiary.